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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the filing of our opinion dated August 27, 1998 as an exhibit to the amended Registration Statement (File No. 333-58501) on S-4 of Easyriders, Inc. We also consent to the references to such tax opinion and to Deloitte & Touche LLP contained in the Registration Statement.

DELOITTE & TOUCHE LLP
Washington, D.C.
August 27, 1998